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                            ATRIUM AT CLEARWATER, LIMITED

                                OFFICE LEASE AGREEMENT


    THIS OFFICE LEASE AGREEMENT (this "Lease") is made and entered into on the ____ day of ___________, 199__ (the "Effective Date"), by and between ATRIUM AT CLEARWATER, LIMITED, a Florida Limited Partnership ("Landlord") and DIGITAL LIGHTWAVE, INC., as ("Tenant").

                                 W I T N E S S E T H:

1. DEFINITIONS. Landlord and Tenant hereby agree that the words and phrases herein shall have the following meanings:

    a) "Base Rental" shall mean the sum of $124,736.00 per annum payable $10,394.67 monthly and as adjusted pursuant to Paragraph 5 hereof together with applicable Florida sales tax. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN TENANT SHALL OBTAIN RENT ABATEMENT FOR THE SECOND (2ND) AND 1/2 OF THE THIRD
(3RD) MONTH OF THE FIRST YEAR OF THE LEASE.

    b) "Building Standard" shall mean the type of materials Landlord designates from time to time to be the minimum quality to be used as the Leasehold Improvements as defined herein.

    c) "Building" or "Buildings" shall mean all office buildings now or hereafter located upon the real property described in Exhibit "A" attached hereto and made a part hereof (the "Property"). Reference to the "Property" in this Lease shall be deemed to include the Building and Landlord's interest in the Parking Garage unless expressly provided otherwise. The Building presently consists of one, nine-story structure containing 133,007 rentable square feet. The Landlord's interest in the Parking Garage presently represents an exclusive right to the third and fourth floors of the four (4) story Parking Garage located on the parcel identified in Exhibit "A-1". Landlord's interest in the Parking Garage may increase to all four levels of the Parking Garage and several adjacent uncovered parking spaces if Landlord exercises its option to acquire the remaining fifty percent (50%) interest in the Parking Garage from The City of Clearwater. The Building has an address of 601 CLEVELAND STREET, CLEARWATER, FLORIDA 34615, and is located at the Southeast corner of Cleveland Street and Park Street. The Building is known as the "Atrium at Clearwater" and/or the "Sun Bank Building". The Parking Garage has an address of 613 PARK STREET, CLEARWATER, FLORIDA 34615 and is located ACROSS THE STREET, TO THE SOUTH OF THE BUILDING. The Parking Garage is sometimes referred to as the "Park Street Garage".

    d) "Commencement Date" shall mean NOVEMBER 1, 1994, subject to adjustment as provided in Paragraphs 3(b) and 3-C- hereof.

    e) "Common Areas" shall mean those areas of the Building devoted to corridors, atrium(s), walkways, overhead-covered walkway to the Parking Garage, elevator foyers and elevator cabs, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities to be utilized for the common use or benefit of tenants generally and/or the public, provided Landlord shall have the right, at any time, to change the size and location of the Common Areas.

    f) "Existing Improvements" means the improvements in the Premises on the Effective Date.

    g) "Exterior Common Areas" shall mean the portions of the Property not located within the Building and which are provided and maintained for the common use and benefit

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of Landlord and tenants of the Building and their respective employees, invitees and licensees, including, without limitation, all unassigned parking areas, and all streets, sidewalks and landscaped areas.

    h) "Hazardous Materials" shall mean any substance defined in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants", or "pollutants" under applicable federal, state, or local laws, ordinances, codes, or regulations now or hereafter in effect.

    i) "Leasehold Improvements" shall mean those improvements, if any, which Landlord has agreed to complete as set forth herein or in the Work Letter Agreement attached hereto as Exhibit "C" (the "Work Letter").

    j) "Lease Term" shall mean a term commencing on the Commencement Date (NOVEMBER 1, 1994) and continuing until OCTOBER 31, 1997.

    k) "Lease Year" shall mean the 12 month period starting on the first day of the first full month following the Commencement Date and thereafter, each successive 12-month period.

    l) "Normal Business Hours" shall mean 8:00 A.M. - 6:00 P.M., Monday through Friday, excluding legal holidays and from 9:00 a.m. to 1:00 p.m. on Saturdays.

    m) "Premises" shall mean Suite 500 of the Building as outlined on the floor plan attached to this Lease as Exhibit "B" and made a part hereof.

    n) "Rentable Floor Area of the Premises" shall mean 7,796 square feet of floor area which includes the interior useable area of the Premises, as herein defined, and a pro rata portion of the Common Areas. The ratio of the total Common Areas relative to the Rentable Floor Area shall not vary after the effective date if Landlord changes the size of the Common Areas.

    o) "Security Deposit" shall mean the sum of $10,394.67 which has been paid to Landlord by Tenant concurrent with the execution of this Lease by Tenant (See paragraph 38 below).

    p) "Service Areas" shall mean those areas within the exterior walls of the Building used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas designated for the exclusive use or benefit of any Tenant). Landlord shall have the right, at any time and from time to time, to change the size or location of the Service Areas.

    q) "Total Rentable Area" shall mean 133,007 square feet which includes the total floor area within the exterior walls of the Building less the Service Areas.

2. LEASE GRANT. Subject to and upon the terms, provisions and conditions herein set forth, and each in consideration of the covenants of the other hereunder, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.  LEASE TERM.
    a) This Lease shall continue in force during the Lease Term until terminated or extended as provided herein.

    b) If by the Commencement Date, the Leasehold Improvements have not been substantially completed pursuant to the Work Letter or the terms set forth herein, due to any act, omission, delay or default by Tenant or anyone acting under or for Tenant, the Landlord shall have no liability for such failure to complete, and Tenant's obligations under this Lease

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(including its obligations to pay Rent) shall nonetheless commence as of the
Commencement Date. Furthermore, Tenant has not obtained all of the local governmental approvals in order to open for business, the Commencement Date shall be delayed until Tenant obtains such approvals; however, this delay shall be no more than thirty (30) days and the Commencement Date shall be no later than SEPTEMBER 1, 1995, regardless of the date of Tenant's actual occupancy of the Premises. PROVIDED THAT LOCAL GOVERNMENT IS NOT SHUT DOWN DUE TO STATE OF EMERGENCY OR OTHER SUCH UNREASONABLE BUREAUCRATIC DELAYS.

    c) If, however, by the Commencement Date, the Leasehold Improvements are not substantially completed due to causes other than acts, omissions, delays or defaults by Tenant or anyone acting under or for Tenant, then as Tenant's sole and exclusive remedy for the delay in Tenant's occupancy of the Premises, the Commencement Date shall be postponed and the Rent payments deferred until the earlier of:

      (i)     The date of actual occupancy of the Premises by Tenant; or

     (ii) Three days after the date the Improvements are substantially completed and notice thereof is given to Tenant.

     d) If Landlord does not complete the Premises on or before DECEMBER 31, 1994, then Tenant shall have the option to terminate this Lease UPON THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF SUCH ELECTION PROVIDED THAT LANDLORD DOES NOT COMPLETE CONSTRUCTION AND DELIVER PREMISES WITHIN SUCH THIRTY (30) DAY PERIOD. IF LANDLORD FAILS TO COMPLETE SAID CONSTRUCTION OF PREMISES WITHIN SUCH THIRTY
(30) DAY PERIOD ALL DEPOSITED MONIES SHALL BE REFUNDED.

4.   USE.
     a) The Premises shall be used and occupied by Tenant solely for the purpose of THOSE USES PERMITTED BY LOCAL GOVERNMENT REGULATIONS use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Property.

     b) Tenant represents and warrants that Tenant will keep the Premises free from contamination by Hazardous Materials and that the Premises and the activities to be conducted thereon will not pose any hazard to human health or violate any applicable current federal, state, or local laws, ordinances, rules, codes, or regulations pertaining to Hazardous Materials or industrial hygiene or environmental conditions (collectively referred to herein as "Environmental Laws"). Tenant at its sole cost and expense shall conform to all existing and any future changes in the Environmental Laws, whether foreseen or unforeseen, and will take all direct and indirect actions required in order to keep its Premises or any activities conducted therein free from any violation of any current or future applicable Environmental Laws. Tenant agrees to indemnify, defend and hold Landlord (and Landlord's partners, affiliates, directors, officers, shareholders, employees, mortgagees, heirs successors and assigns, as applicable) harmless from and against any and all claims, losses, damages (including, without limitation, unforeseeable consequential and incidental damages), fines or penalties resulting from the violation of any Environmental Laws applicable to the Building and/or the Premises which have been caused by or necessitated by the acts of Tenant and/or its agents. All sums paid and costs incurred by Landlord with respect to the foregoing matters shall be payable by Tenant to Landlord as additional rent due on demand.

     c) Landlord hereby represents and warrants to Tenant that to the best of Landlord's knowledge as of the date of this Lease, no hazardous material has been leaked, spilled, discharged or incorporated into the Premises or the Building. Landlord shall notify Tenant immediately if Landlord should discover any hazardous materials or violations of any

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laws or regulations regarding hazardous materials.  Landlord will, at Landlord's sole expense, take all action necessary to remove or abate any hazardous materials should they be found on or in the Premises.

5.   RENTAL.
     a) Tenant covenants and agrees to pay during the Lease Term, to Landlord, without any counterclaim, set off or deduction whatsoever, the Base Rental as set forth in Section 1(a) of the Lease and this Section 5 of the Lease and all such other sums of money as shall become due hereunder (ALL OF WHICH ARE SOMETIMES HEREIN COLLECTIVELY CALLED "RENT"). The Base Rental payable during each calendar year or portion thereof during the Lease Term, shall be due and payable in 12 equal installments on the first day of each calendar month during the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time). The Tenant hereby waives any and all right to offset or charge any amount owed to Tenant by Landlord against the Rent, Operating Expenses, Operating Expense reimbursements, or any other monies that may be due the Landlord by Tenant under this Lease. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN TENANT SHALL OBTAIN RENT ABATEMENT FOR THE SECOND (2ND) AND 1/2 OF THE THIRD (3RD) MONTH OF THE FIRST YEAR OF THE LEASE.

     b) It is also further agreed that the Landlord may collect a "Late Charge" equal to five percent (5%) of any monthly payment which is not paid within five (5) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said Late Charge(s) shall not be deemed a waiver by the Landlord of any of its other rights under this Lease. All installments of Rent not paid when due and payable notwithstanding any grace period provided pursuant to Paragraph 29(a) hereof, shall bear interest from the date due and payable until paid at eighteen percent (18%) per annum but no more than the maximum rate allowed under the laws of the State of Florida. Such interest shall constitute additional rent under this Lease and shall be due and payable on demand, BUT NO LATER THAN THE NEXT DUE DATE FOR ANY RENT DUE HEREUNDER.

     c) Tenant shall pay all sales and use taxes levied or assessed against all payments of Rent due under this Lease simultaneously with each payment required hereunder on the date required hereunder without further notice, provided, however, that Landlord will provide Tenant with prior notice of any change in the sales and use taxes that are so assessed. Until such further notice, the Florida State sales tax applicable to all payments of Rent due hereunder shall be deemed to be seven percent (7%).

     d) Upon COMMENCEMENT DATE, Tenant shall deposit with Landlord the amount of $20,789.34 which shall be applied to the Base Rental, Operating Expenses, and sales tax due for the first month of the Lease Term and then applied against the Rent due for the last month of the Lease Term to the extent then available ("Rent Deposit").

     e) Tenant shall pay the monthly installments of the Base Rental through the end of the first Lease Year, and thereafter the Base Rental shall be increased annually at the commencement of each succeeding Lease Year, including all extensions and renewals of this Lease ("Succeeding Lease Year") according to the following schedule:




                              BASE RENTAL CALCULATIONS
                              ------------------------

LEASE                       TENANT'S                BASE RENTAL    BASE RENTAL
YEAR    DATES                 SF      RATE PSF       ANNUALLY       MONTHLY
- -------------------------------------------------------------------------------

  1  11/1/94 - 11/31/94     7796       16.00          124,736.00     10,394.67

  1  12/1/95 - 1/31/95      7796       16.00                 N/A      5,197.34


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  1  1/31/95 - 10/31/95    7796    16.00          124,736.00     10,394.67

  2  11/1/95 - 10/31/96    7796    16.80          130,972.80     10,914.40

  3  11/1/96 - 10/31/97    7796    17.64          137,521.44     11,460.12



    If Tenant extends the Lease Term as provided in Paragraph 55 beyond the conclusion of this THREE (3) year period as specified above, the Base Rent for the Premises defined herein shall increase as defined in Paragraph 55 below.

6. OFFSET: The Tenant hereby waives any and all right to offset or charge any amount owed to Tenant by Landlord against the Base Rent or Tenant's Pro Rata Share of Operating Expenses, or any other monies due the Landlord by Tenant under this Lease. Tenant shall nevertheless be able to pursue its own separate cause of action for any alleged breach pursuant to this Lease by Landlord.

7.  PAYMENT OF OPERATING EXPENSES.
    a) INCLUDED IN the Base Rent Tenant shall pay to Landlord as additional rent, Tenant's Pro Rata Share, as hereinafter defined, of the "Operating Expense(s)" incurred by Landlord in connection with the ownership, operation and management of the Property. The Operating Expenses shall be determined in accordance with generally accepted accounting principles as applied to the ownership, management and operation of the Property and shall be defined as the total of all expenses and costs of every kind and nature which Landlord shall incur, pay or be obligated to pay because of or in connection with the ownership, management, preservation and operation of the Property, including but not limited to the following:

      (i) Reasonable wages and salaries and all payroll costs or benefits and bonuses (including social security, medical, reasonable bonuses, and insurance costs) paid to or on behalf of Landlord's employees engaged in the direct operation, maintenance and security of the Property.

     (ii) Administrative costs of managing the Property, including a management fee (limited to five percent (5%) of gross collections), reasonable attorneys' fees, accountants' fees and Landlord's internal administrative expenses attributable to the Property.

    (iii) Costs of all utilities furnished to the Building and/or the Property, including those furnished to Tenant's Premises. Such utilities shall include, the cost of water, sewer, trash removal, electricity, fuel, lighting, elevator telephones, security monitor telephones and backup generator costs. Such utility costs shall include only those costs that are actually billed by the utility company, and shall not include any profit to the Landlord. Tenant understands that tenants (existing and prospective) within the Building are not and are not anticipated to be separately metered and the use of utilities within the Building (and within Tenant's Premises) is being shared as provided herein unless provided to the contrary in paragraph 15 below.

     (iv) Cost of all supplies and materials and repairs and maintenance used in the operation of and relating to the maintenance of the Property including sprinkler charges and stand-by sprinkler charges, painting, paving, elevators, planters, garage equipment, garage walkway, supplies and repairs to the Common Areas of the Property.

      (v) Cost of all maintenance and service agreements such as alarm or security service, landscape maintenance, window cleaning, water treatment, janitorial and elevator or air conditioning service.

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     (vi)     Cost of operating and maintaining the first floor atrium area and second floor walkway and cover walkway connecting the Building to the Parking Garage.

    (vii) Cost of all insurance, including but not limited to, fire, casualty, liability (for owner's benefit or as well as owner's management agents or the personnel of either or both) and loss of rent insurance applicable to the Property, the Landlord's interest in the Parking Garage, and Landlord's personal property used in connection with any of the foregoing.

    (viii) All real or personal property taxes and assessments (or payments in lieu of such taxes), excises, levies, fees, future impact fees (not occurring prior to the date of this Lease) or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Property and Landlord's interest in the Parking Garage, their use, their operations or the Rent provided for in this Lease and other leases of the Property or the Parking Garage.

     (ix) tools, equipment and supplies necessary for the performance of repairs and maintenance (which are not required to be capitalized for federal income tax purposes);

      (x) maintenance and repair of all mechanical and electrical equipment relocating to Landlord's interest in the Parking Garage and the Building(s);

     (xi) maintenance and repair of elevators, restrooms, lobbies, hallways and other common areas of the Building;

    (xii) maintenance of pavement, curbs, walkways, lighting facilities, landscaping, driveways, parking areas, Parking Garage and drainage areas upon the Property;

    (xiii) Amortization of capital improvements made to the Property by Landlord subsequent to the Commencement Date which are intended to improve the operating efficiency, aesthetic value or security of the Property including Landlord's interest in the Parking Garage or which are required by a governmental authority.

    (xiv) all amounts collected and held by Landlord with respect to reserve accounts for those items which Landlord has designated, and which shall include painting, refurbishing, re-carpeting, redecorating or landscaping any portion of the Building and the Property and/or common and public areas of the Building which shall include, but not be limited to (a) roof maintenance; (b) repainting and reglazing of the Building as necessary and, -C-maintenance of the Parking Garage walkway, parking lot and Parking Garage, but which shall specifically exclude any work done in any tenant's space (existing or prospective).

     b) Operating Expenses shall not include: (1) leasing commissions; (2) interest or amortization of mortgages secured by the Property, the Parking Garage or the costs of obtaining such financing; (3) any expense billed to and paid directly by the Tenant or any other tenant of the Property for their own account or attributable exclusively to such tenant's special use such as its own "overtime" air conditioning usage; (4) expenses for repairs or replacement to the extent that same are reimbursed by insurance proceeds; (5) attorneys' fees and costs incurred in enforcing remedies under leases affecting any portion of the Property;

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(6) costs incurred in connection with the construction or remodeling of improvements within the premises of any other tenant; (7) depreciation including reserves for bad debts or lost rent (or insurance against rent losses not caused by fire or other casualty), or any other charge not involving the payment of money to third parties; and (8) management fees in excess of five percent (5%) of gross receipts.

     c) "Tenant's Pro Rata Share" of the Operating Expenses shall be equal to a fraction the numerator of which is the Rentable Floor Area and the denominator of which is the Total Rentable Area (133,007 square feet). Accordingly, Tenant's Pro Rata Share of the Operating Expenses is deemed to be 5.8%.

     d) Promptly following the beginning of each calendar year occurring during the Lease Term including any extensions, Landlord shall deliver to Tenant a statement setting forth Landlord's projection of the Operating Expenses for the then current calendar year and Tenant's Pro Rata Share thereof based on the portion of such calendar year during which this Lease is in effect. Tenant's Pro Rata Share of such projected Operating Expenses shall be payable in equal monthly installments in advance on the first day of each calendar month during the Lease Term.

     e) Within one hundred and twenty (120) days after the end of each calendar year, Landlord shall set forth the actual amount of the Operating Expenses incurred during the immediately preceding calendar year together with Tenant's Pro Rata Share of the Operating Expenses (apportioned for any partial Lease Year), and any underpayment or overpayment calculation based on Tenant's monthly payment(s) of the projected Operating Expenses made during the preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within fifteen (15) days after receipt of Landlord's statement. Any overpayment by Tenant shall be deducted from the next due monthly installment(s) of Tenant's Pro Rata Share of the Operating Expenses or promptly refunded by Landlord if it cannot be deducted from the next due monthly installment of Tenant's Pro Rata Share of the Operating Expenses.

     f) Tenant's obligation to pay its Pro Rata Share of the Operating Expenses shall survive the termination of this Lease. Similarly, Landlord's obligation to refund any overpayment of Tenant's Pro Rata Share of Expenses shall survive termination of this Lease.

NOTWITHSTANDING ANYTHING TO THE CONTRARY AS MAY BE SETFORTH IN THIS PARAGRAPH #7 OR ELSEWHERE IN THIS LEASE TENANT SHALL NOT BE RESPONSIBLE FOR PAYMENT OR REIMBURSEMENT TO LANDLORD FOR ANY PORTION OF THE OPERATING EXPENSES OF THE BUILDING OR THE PREMISES DURING THE INITIAL TERM OF THIS LEASE. IT IS UNDERSTOOD THAT THIS LEASE IS INTENDED TO BE A GROSS LEASE AND THAT TENANT'S SOLE RENTAL OBLIGATION SHALL BE TO PAY THE BASE RENT AS SET FORTH IN PARAGRAPH #5 ABOVE. IT IS ALSO UNDERSTOOD THAT ALL OF THE UTILITIES CONSUMED WITHIN THE PREMISES AND THE BUILDING SHALL BE PAID FOR BY LANDLORD INCLUDING THE COST OF ELECTRIC CONSUMPTION, AIR CONDITIONING, WATER, JANITORIAL AND OTHER CUSTOMARY OFFICE SERVICES. IF TENANT USES, REQUEST THE USE OF SERVICES NOT CUSTOMARILY PROVIDED IN A FULL SERVICE OFFICE BUILDING, LANDLORD RESERVES THE RIGHT TO MAKE REASONABLE ADDITIONAL CHARGES FOR SUCH UNUSUAL ADDITIONAL SERVICES.


8. SERVICES TO BE FURNISHED BY LANDLORD. Subject to Paragraph 7 of this Lease, Landlord agrees to use commercially reasonable efforts to furnish Tenant the following services:

     a) Water at those existing points of supply provided for the general or common use of Tenant and other tenants in the Building.

     b) Central heat and air conditioning to the Building, Service Areas, Common Areas, and the Premises during Normal Business Hours provided Tenant shall bear the entire

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additional cost of any "Overtime Use" of the air conditioning systems within
Tenant's Premises as provided herein.

     c) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard and/or reasonable.

     d) Janitorial service to the Premises and all Common Areas, Mondays through Fridays, exclusive of normal business holidays.

     e) Facilities to provide all electrical current as Landlord, in its sole discretion, determines is necessary for normal office use within the Premises and for use and operation of the Common Areas (interior and exterior).

     f) All florescent bulb replacement in the Premises and florescent and incandescent bulb replacement in the Common Areas and Service Areas.

     g) Control of access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for bodily injury, death, or for damages to or loss of property suffered or incurred by any party whomsoever, caused by or arising from theft or burglary or entry of unauthorized persons onto the Property and neither shall Landlord be required to insure against any such losses except if caused by the Landlord's gross negligence or gross negligence of the Landlord's employees. Tenant shall cooperate fully to maintain security in the Building and on the Property and shall follow all regulations promulgated by Landlord.

     h) Elevator service to each floor of the Premises, provided that Tenant shall be limited in its use of such elevators for the purpose of moving its property in and out of the Building which moving activities shall be done:

       (i) Only during other than Normal Business Hours or such other hours as Landlord may approve in writing;

      (ii) Only after first obtaining Landlord's consent to such use, which request shall be submitted in writing to Landlord no less than five (5) days in advance of each desired move (which consent shall not be unreasonably withheld);

     (iii) Only after arranging with Landlord to obtain security and/or other supervisory staff of Landlord to be present during such move; and

      (iv) Only after Landlord advises Tenant in writing of what physical protections Landlord might require Tenant to provide or install in order to protect the Building or its components as a condition precedent to such move. Tenant shall pay Landlord promptly for all costs associated with Tenant's moving including the operation of the elevator (for moving purposes), the cost of any operator, supervisory or security personnel and all other costs required herein. Tenant shall also promptly reimburse Landlord's cost to repair any damage to the elevator or the elevator cab(s), the Common Areas, floors, walls, or other components of the Building resulting from Tenant's moving activities.

     The failure by Landlord to any extent to furnish the defined services noted above, in whole or in part, or the interruption or termination of any such services, or the failure of any equipment or machinery used in the provision of such services to cease to function properly shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor cause an eviction of Tenant, nor cause an offset or abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or

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agreement hereof.  Notwithstanding the foregoing, if any of the foregoing defined services to be provided by Landlord is interrupted or terminated for more than seven (7) consecutive business days, Tenant shall have the right to terminate this Lease upon giving prior written notice to Landlord provided such services have not been reinstated in the meantime.

9. IMPROVEMENTS TO THE PREMISES. Landlord's obligations to construct or install and to pay the cost of improvements to the Premises except those specifically set forth herein or in the Work Letter attached hereto as Exhibit "C", TENANT HEREBY ACCEPTS THE STATUS OF THE EXISTING IMPROVEMENTS WITHIN THE PREMISES AS THEY EXIST AS OF THE DATE OF THIS LEASE EXCEPT FOR ANY SPECIFIC WORK OR IMPROVEMENTS SET FORTH IN OR IN THE ATTACHED EXHIBIT "C". EXCEPT FOR THE IMPROVEMENTS AS REFERRED TO ABOVE; Tenant shall not make any installation(s) or improvement(s) to the Premises except at Tenant's sole cost and expense and only after having obtained Landlord's prior written approval. By taking possession of the Premises, Tenant acknowledges that Landlord has performed Landlord's obligations hereunder and/or under the Work Letter and accepts the Premises, in the "as is" condition as of the date Tenant takes such possession.

10. MAINTENANCE AND REPAIR OF BUILDING BY LANDLORD. EXCEPT FOR THOSE SPECIFIC RESPONSIBILITIES OF TENANT AS PROVIDED HEREIN, Landlord shall repair and maintain in good repair and serviceable condition the roof, foundations, exterior walls and windows of the Building, Landlord's portion of the Parking Garage, underground utility and sewer pipes outside the exterior walls of the Building (unless covered or made inaccessible by Tenant's use of the Premises), the Exterior Common Areas (including the first floor atrium and covered walkway to the Parking Garage), the Common Areas (including the first floor atrium area), and the heating, air conditioning, lighting, electrical, ventilation, plumbing, and storm drainage equipment servicing the Building whether located inside or outside the exterior walls of the Building (EXCEPT FOR SUCH HEATING, AIR CONDITIONING AND ELECTRIC SERVICES WITHIN THE PREMISES WHICH TENANT IS SPECIFICALLY RESPONSIBLE). Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

11. CARE OF THE PREMISES BY TENANT. Tenant shall, at its sole expense, keep the Premises in good repair during the Lease Term, including without limitation, the doors (both sides and door locks and hardware), interior Building windows and interior walls within the Premises. Tenant shall not commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease, Tenant shall deliver up the Premises to Landlord broom clean and in the same good condition as exists at the Commencement Date, ordinary wear and tear and damage by fire and other casualty excepted.

12.  REPAIRS AND ALTERATIONS BY TENANT.
     a) Tenant covenants and agrees with Landlord, at Tenant's sole expense, to repair any damage done to the Premises or any part thereof, including necessary replacement, where such damage is caused by Tenant or Tenant's agents, employees, invitees, visitors, licensees or permitted assigns. All such work or repairs by Tenant shall be in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within fifteen (15) days after Landlord's demand therefore, as additional rent. In such event, Tenant hereby grants Landlord reasonable access to Tenant's Premises for the foregoing purposes. Tenant agrees with Landlord not to make or allow to be made any improvements or alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises or in the corridors, without first obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld. Any and all permanent alterations or additions to the Premises made by Tenant shall become the property of Landlord upon installation by Tenant. Upon termination, Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements so installed on the Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's sole expense, and Tenant shall promptly pay Landlord the cost of restoring the Premises to the same condition they were in prior to the installation thereof ordinary wear and tear excepted.

     b) In the event any damage to the Building or the Property is due in whole or in part to the action or inaction of Tenant, or Tenant's agents, employees, invitees, visitors, licensees, or permitted sublessees or assigns, the necessary repair, including replacement, may be made by Landlord, at Tenant's sole cost and expense which shall be due to Landlord as Additional Rent payable within fifteen (15) days after Landlord's demand.

13. GRAPHICS. Landlord shall provide and install, at Landlord's sole expense, all letters or numerals on doors entering the Premises or on a wall near Tenant's main entry door. All such letters and numerals shall be in the standard graphics as approved by Landlord for the Building, and no other sign, graphics or other displays which are visible outside the Premises shall be permitted without Landlord's prior written consent which consent shall not be unreasonably withheld. A directory in the lobby designed and maintained by the Landlord shall contain the name of all tenants within the Building.

14.  USE OF ELECTRICAL SERVICES BY TENANT.
     a) Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity, or overall load that which Landlord in its reasonable discretion determines, from time to time, is necessary for normal office use including normal desk-top office equipment and normal copying equipment. In the event Tenant consumes electrical services in excess of that so determined by Landlord to be reasonable, Landlord may refuse to consent to or continue such usage or may consent of such usage upon such conditions as Landlord elects including the requirement that upgraded supply facilities and/or sub-meters be installed at Landlord's expense. In such event, Tenant shall be obligated to pay for such electric consumption at the same rates as are charged to Landlord by such utility company providing such service and Tenant shall pay such amounts to Landlord or pay such amounts directly to the utility, as Landlord may so elect. In the event Tenant is requested by Landlord to pay for its electric consumption within the Premises, or reimburse Landlord for Tenant's consumption within the Premises, and if Tenant pays Landlord (reimburses Landlord) for its usage, then Tenant shall be entitled to a credit to its annual Base Rent for the balance of the original Lease Term equal to $1.00 per square foot. If such direct payment of electric consumption is paid by Tenant in any lease extension term, then Landlord shall credit Tenant for the same amount against the electric charges which would have otherwise been included in the CAM Reimbursement provisions of Paragraph 7 above.

15. PARKING. Tenant shall have no rights to use any portion of the Parking Garage unless set forth herein.

     a) Neither Tenant nor any of its invitees shall have any right to access the Parking Garage except as specifically provided for herein. As referred to herein, the Landlord's portion of the Parking Garage as of this date is limited to the third and fourth floors of the Parking Garage. The Landlord as of this date has an option to purchase the first and second floors of the Parking Garage which is presently owned by The City of Clearwater which would then give the Landlord control of one hundred percent (100%) of the Parking Garage; however, this one hundred percent (100%) control shall not be construed to grant Tenant and other parties any greater rights to use any portion of the Parking Garage.

     b) The designated parking spaces granted to Tenant as provided for herein shall be initially located on the third and fourth floors of the Parking Garage; however, after Landlord exercises its option to purchase the first and second floors of the Parking Garage, Landlord may relocate the designated parking spaces at Landlord's sole discretion.

     For the period of time prior to the Landlord exercising its option to purchase the first and second floors of the Parking Garage, the City of Clearwater will continue to own said floors and presumably offer these spaces to the general public. During said time, Tenant and its invitees shall have the "non-exclusive" right to use the City of Clearwater's portion of the Parking Garage (the first and second floors) at parking rates established by the City of Clearwater from time to time subject to any other party or parties utilizing the City of Clearwater's portion of the Parking Garage prior to the time Tenant or its invitees may desire to use such parking facilities. However, The City of Clearwater is obligated to sell its interest in the Parking Garage to Landlord under an option agreement and the use of the City of Clearwater's portion of the Parking Garage (as charges set by the City of Clearwater) may be removed at anytime and cannot be relied upon by Tenant or its invitees as a source of available parking spaces.

     c) During the Lease Term, Tenant shall have the right to use _10_ parking spaces which shall be designated as "covered" and _10_ parking spaces which shall be designated to as "uncovered" parking spaces, all of which shall be located in Landlord's portion of the Parking Garage at a cost of _$ 0_ per month for each "covered" space and _$_0_ per month for each "uncovered" space which cost SHALL INCREASE BY FIVE PERCENT (5%) IN EACH LEASE YEAR. Access to such parking spaces shall be through the driveways and walkways located in the Parking Garage and/or on the Property which shall be used by Tenant on a non-exclusive basis with Landlord and other tenants of the Building or other authorized users of the Parking Garage, including the general public who might have access to the Parking Garage while the City of Clearwater owns a portion of said Parking Garage. Landlord shall have the right, in Landlord's sole and reasonable discretion, to establish rules and regulations for use of the driveways, walkways, parking spaces and areas and to designate the right for the exclusive use of particular parking spaces to other tenants in the Building. Landlord reserves the right to reassign, change or relocate any designated parking spaces within the Property or the Parking Garage. Landlord shall also have the right to establish or modify the methods used to control traffic and parking on the Property and the Parking Garage, including, without limitation, the installation of traffic control devices, Parking Garage gate entrance controls, or the hiring of parking attendants. The parking charges for "covered" and "uncovered" parking spaces as provided above shall be due each month as stated herein with Tenant's monthly installments of Base Rent and shall be subject to all terms, provisions, conditions and covenants of this Lease pertaining to defaults in the payments of Rent. Landlord may, at any time, during the term of the Lease, by notice to Tenant, designate for Tenant's use, other reasonable designated parking spaces in the Parking Garage, provided the total number of parking spaces is not reduced, and the number of "covered" or "uncovered" is not changed.

     d) No commercial or recreational vehicles shall be parked in the parking areas on the Property except those vehicles parked on a temporary basis while delivering, repairing or servicing the Building and/or its tenants. In order to allow Landlord to enforce these provisions including, but not limited to, provisions relating to designated parking spaces, Tenant shall cause its employees to provide Landlord with a complete list of employees together with their automobile license tag numbers and make and model of cars which they own or expect to park on the Property or in the Parking Garage. Landlord may designate the specific names of Tenant's employees or users of any "covered" and/or "uncovered" parking spaces and if any such employee or designee does not park in such space and parks somewhere else in the Parking Garage or elsewhere on the property of Landlord, Landlord may tow such automobile of any employee or party violating these restriction whether or not the Tenant is financially complying with its parking charge payments to Landlord. Landlord shall not be liable for any damage to or any theft of any vehicle, or any contents therefrom, while in or about the parking areas located on or about the Property or the Parking Garage area.

     e) No permanent or part time employee, invitee, agent, or subcontractor of Tenant shall be permitted to park in any parking space designated as "Visitor" or in any space designated (by letter identification on such parking space) for use by another tenant ("Other Tenant") as such Other Tenant spaces may be designated from time to time by

Landlord. The Visitor Parking Spaces or other tenant spaces as designated from time to time by Landlord shall NOT be occupied by any person who conducts part-time or full-time work on or about Tenant's Premises. Landlord reserves the right to enforce the restrictions or designations set forth herein by towing violators or other enforcement actions as Landlord deems necessary.

     f) Landlord shall have the right, after reasonable notice to Tenant and in Landlord's sole and reasonable discretion, to change the location of any designated or undesignated parking spaces whether for visitors, other tenants, handicapped or otherwise WITHOUT CHANGE TO THE NUMBER OF COVERED PARKING SPACES.

     g) Tenant agrees that it will collect the parking charges from its employees and remit the monthly collections to Landlord in one single payment with a notice in writing of any non-paying employee which notice may be relied upon by Landlord in enforcing the parking provisions herein.

     h) Notwithstanding anything to the contrary set forth elsewhere in this Lease, any default in the payment of monthly parking charges as set forth herein shall not constitute a monetary default under this Lease provided Landlord shall have the right to unilaterally discontinue parking privileges for any space for which parking charges are not paid current within sixty (60) days. If parking rights are so discontinued by Landlord for such non-payment, Landlord may enforce such discontinuance by towing, tagging, or any other measures necessary to remove such non-paying employee from the Property or the Parking Garage. Any such non-paying employee also shall be prohibited from parking on the ground level parking lot and be restricted to the uncovered portions of the garage parking areas as may be designated from time to time by Landlord with Landlord similarly having towing rights for any violation hereof.

     i) Tenant shall have the right to __5__ additional "covered" parking spaces at a monthly rental rate of _$30.00_ and/or __0__ additional "uncovered" parking spaces at a monthly rental rate of __$ 0__ to escalate at the rate of five percent (5%) per annum after such election is made.

     j) Notwithstanding anything to the contrary set forth elsewhere in this Lease, any default in the payment of monthly parking charges as set forth herein shall NOT constitute a monetary default under this Lease provided Landlord shall have the right to unilaterally discontinue parking privileges for any space for which parking charges are not paid current within sixty (60) days. If parking rights are so discontinued by Landlord for such non-payment, Landlord may enforce such discontinuance by towing, tagging, or any other measures necessary to remove such non-paying employee from the covered portions of the Parking Garage. Any such non-paying employee also shall be prohibited from parking on the ground level parking lot and be restricted to the uncovered portions of the garage parking areas as may be designated from time to time by Landlord with Landlord similarly having towing rights for any violation hereof.

16. LAWS AND REGULATIONS. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction of the Premises or Tenant's use thereof.

17. BUILDING RULES AND REGULATIONS. Tenant will comply with the rules and regulations of the Building adopted and modified by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. Landlord shall provide Tenant with notice of all such rules and regulations and any modifications thereto.

18. ENTRY BY LANDLORD. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours and with advance notice (and in emergencies at all times) to inspect the condition, occupancy or use thereof, to show the Premises to prospective purchasers, mortgagees, tenants or insurers, and to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof; provided, however, that Tenant's business is not reasonably interrupted by any of the foregoing activities.

19.  ASSIGNMENT AND SUBLETTING.
     a) Tenant shall not assign, sublease, transfer, pledge, encumber or otherwise convey this Lease, the Premises or any portion thereof or interest therein (a "Transfer"), as the case may be, either voluntarily or by operation of law, without Landlord's prior written consent. If
WHICH WILL NOT BE UNREASONABLY WITHELD.   If Tenant is either a corporation or a
partnership, Any sale, transfer, pledge, encumbrance or other conveyance of any stock or partnership interests therein shall comprise a Transfer. A partial assignment of Tenant's leasehold interest shall comprise a Transfer. Any attempted assignment or Transfer by Tenant in violation of the terms and covenants of this paragraph shall be void.

     b) In the event Landlord consents to any assignment of this Lease or any sublease of all or any part of the Premises, Tenant shall pay to Landlord, on a monthly basis, an amount equal to all rent and other consideration paid under said assignment or sublease during each month in excess of the Base Rental for said month and Tenant shall remain liable for the full and faithful performance of all the covenants and conditions of this Lease.

20. MECHANIC'S LIENS. Tenant will not permit any mechanic's lien or liens to be placed upon the Premises, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing or any materials that would or might give rise to any mechanic's or other liens against the Premises. This provision shall comprise notice to all parties that Landlord's interest in the Property, including the Premises, are and shall not be subject to liens or liability to secure or satisfy claims of any party contracting or otherwise dealing with Tenant or Tenant's agents or contractors. In the event any such lien is claimed against the Premises, then Tenant shall discharge same or transfer such lien to security other than the Premises and the Property, as soon as possible, but no later than ten (10) days after notice thereof. In the event that Tenant fails to discharge or otherwise remove any such liens, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord pursuant to this Paragraph shall be reimbursed by Tenant to Landlord promptly after Landlord's demand therefore as additional Rent, but no later than thirty (30) days thereafter.

21.  PROPERTY INSURANCE.
     a) Subject to Paragraph 7 of this Lease, Landlord shall maintain fire and extended coverage insurance on the Building in an amount as Landlord shall deem appropriate and payments for losses thereunder shall be made solely to Landlord or Landlord's mortgagee(s), as their interests shall appear.

     b) Tenant shall maintain, at its sole expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its improvements and personal property, including removable trade fixtures, located at the Premises and such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 25 hereof. Upon the execution of this Lease, upon policy renewals and upon Landlord's request from time to time, Tenant shall provide Landlord with current certificates of insurance evidencing Tenant's compliance with the terms of this Paragraph 21 and Paragraph 22 hereof. Tenant shall, simultaneously with the execution of this Lease, obtain and deliver to Landlord the written agreement or endorsement of Tenant's insurers to notify Landlord by certified mail, return receipt requested, at least 30 days prior to the cancellation, expiration or modification of any insurance coverage required of Tenant herein.

22. LIABILITY INSURANCE. Tenant, at its sole expense, shall maintain a policy or policies of comprehensive general liability insurance with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date therefore, issued by and binding upon an insurance company approved by Landlord. Such insurance shall afford minimum protection of not less than $1,000,000.00 combined single limit for bodily injury and property damage, and Landlord shall be named as an insured thereon.

23. ASSUMPTION OF RISKS. Landlord shall not be liable to Tenant or Tenant's customers, licensees, invitees, agents, guests or employees for any loss of life, injury, loss or damages to its, his or their persons or property created by any cause whatsoever, including, but not limited to:

       (i) Acts or omissions of Landlord, its employees, agents or independent contractors unless such acts or omissions are grossly negligent or willful;

      (ii)     The acts or omission of any other tenant in the Building;

     (iii) Construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage or leaks of gas, water heating or sewer pipes, boilers, wiring or plumbing; or

      (iv) any other defects (latent or patent) in or about the Premises. Tenant expressly assumes all liability for or on account of any such loss of life, injury, loss or damage, and shall at all times, indemnify, defend and save Landlord harmless from and against all claims, causes of action, liability, damage or expense, including, without limitation, attorneys' fees and costs suffered or incurred by Landlord by reason of any loss of life, injury, loss or damage to persons or property arising out of, related to or connected with the occupancy, use, repair or maintenance of the Premises or any other portion thereof by Tenant, its employees, agents, customers, invitees, licensees, or contractors or due in whole or in part to the acts or omissions of Tenant, its employees, agents, customers, invitees, licensees, or contractors.

24. WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Tenant hereby waives any and all rights of recovery, claim, action, or cause of action, against Landlord, its agents, officers or employees, for any loss or damage that may occur to the Premises, the Building or the Property, or any improvements thereto, or any personal property of Tenant therein, by reason of fire, the elements or any other causes which are insured against under the terms of the fire and extended coverage insurance policies which Tenant is required to carry as required herein, regardless of cause or origin, including the negligence of Landlord, its agents, officers or employees; provided that such waiver by Tenant does not limit in any way Tenant's right to recovery under such insurance policies. Tenant shall obtain an endorsement to all of its insurance policies which provides for such waivers as required herein shall not limit Tenant's right to recover under such policies, and upon the execution hereof Tenant shall deliver a copy of such endorsement to Landlord.

25.  CASUALTY DAMAGE.
     a) If the Premises or any part thereof shall be damaged by fire or other casualty and all or any portion of the Building shall be so damaged that substantial reconstruction of the Building, shall in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty), or if the Premises shall by reason of such occurrence be rendered substantially untenantable, or if the holder of any mortgage on the Property should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or if a casualty should occur during the last two
(2) years of
the Lease Term or during any renewal period, or if insurance proceeds actually received or expected to be received by the either Landlord or Tenant (excluding amounts paid to the holders of mortgages upon the Property) are insufficient for full repair of the casualty, or if the casualty is not covered by Landlord's insurance, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage.

     b) If any of the events set forth in subparagraph (a) above take place or occur and if Landlord elects to terminate this Lease, Landlord's obligation to restore shall be limited to the to the restoration of the Leasehold Improvements provided, however, that in no event shall Landlord be required to spend an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty and allocable to the damage to the Premises after deduction of Landlord's reasonable expenses in obtaining such proceeds and any amounts required to be paid to the mortgagees of the Property. Tenant, at Tenant's expense, shall promptly perform all other repairs to restore the Premises to the same good condition as existed immediately prior to the casualty, using Building Standard or better materials (the "Tenant Restoration Work"). The proceeds of Tenant's insurance policies or other funds required for this purpose shall be held in trust for the purpose shall be held in trust for the purpose of performing the Tenant Restoration Work.

     c) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. If the Premises or any other portion of the Building shall be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the Rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the entire cost of the repair and restoration of the Building caused thereby; otherwise, Landlord shall allow Tenant a pro rata abatement of Rent during the time and to the extent the Premises are unfit for occupancy as a result thereof.

26. CONDEMNATION. If more than twenty percent (20%) of the Property shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or if more than twenty percent (20%) shall be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Property is taken. If less than twenty percent (20%) of the whole of the Property is thus taken or sold (whether or not the Premises are affected thereby), then Landlord may, at its option, terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Property is taken. If this Lease is not terminated after any such taking or sale of the Property and the Premises are directly affected by such taking, the Base Rental payable hereunder shall be reduced in the same proportion that the Floor Area of the Premises so taken or conveyed bears to such Floor Area immediately prior to such taking or conveyance, and Landlord shall restore the Building and the remaining Premises to substantially their former condition.
All amounts awarded upon a taking of any part or all of the Property shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

27. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant for any delays in performance of Landlord's duties hereunder or for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority or any other cause beyond the control of Landlord. Landlord shall not be liable to the Tenant for any damage or delay or inconvenience which may arise in connection with the repair or alteration of any part of the Property resulting from the foregoing or other causes.

28.  EVENTS OF DEFAULT/REMEDIES.
     a) The following events shall be deemed to be events of default by Tenant under this Lease:

       (i) Tenant shall fail to pay any Rent or any other sums of money due hereunder and such failure shall continue for a period of five
               (5) days after the date such Rent or other sums is due (with no notice being required of Landlord);

      (ii) Tenant shall fail to comply with any other provision of this Lease or any other agreement between Landlord and Tenant, including the Work Letter, if applicable;

     (iii) The leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant;

      (iv) Tenant shall fail to promptly move into, take possession of and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or vacate or abandon any substantial portion of the Premises for more than ten
               (10) consecutive days;

       (v) Tenant shall become insolvent or unable to pay its debts as they become due, Tenant files a petition in bankruptcy or for reorganization under the bankruptcy laws or an admission, answer or other responsive pleading to, or requesting the relief afforded by the bankruptcy laws;

      (vi) Tenant makes an assignment for the benefit of creditors, within the meaning of the bankruptcy laws or Tenant consents to the appointment of a receiver or custodian for all or a substantial part of its property; or (vii) the filing against Tenant of a petition in bankruptcy or for reorganization under the bankruptcy laws, the adjudication of Tenant as a bankrupt, the entry of a court order appointing a receiver, custodian or trustee for all or a substantial part of its property without its consent or the assuming of custody or sequestration by a court of competent jurisdiction of all or substantially all of Tenant's property, and within thirty (30) days thereafter such filing is not dismissed, or such court order is not vacated or such assumption or sequestration is not released; or

     (vii)     The adjudication of Tenant as a bankruptor; or

     (viii) Tenant shall attempt to assign, transfer, sublet all or any part of its interests in the Premises or in this Lease without Landlord's prior written consent subject to the provisions of
               Section 19 above.

     b) Upon the occurrence of any event or events of default or other breach of this Lease by Tenant, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies:

       (i) Landlord shall have the right, at its election, to cancel and terminate this Lease and dispossess Tenant by summary proceedings or other lawful means;

      (ii) Landlord shall have the right to declare all amounts and rents due under this Lease for the remainder of the existing term (and any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term and any renewal term, if applicable, shall be accelerated;

     (iii) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the rent due and payable under the term of this Lease; and

      (iv) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under this Lease (and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action). All such remedies of Landlord shall be cumulative and not exclusive, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or remedy.

     c) This Paragraph 29 shall be enforceable to the maximum extent permissible by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

     d) Landlord shall not be in default hereunder unless Landlord has not begun to cure any failure of its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform and does not continue to pursue the cure thereof. Except as otherwise specifically provided in this Lease, in no event shall Tenant have the right to terminate or rescind this Lease or to offset the Rent amount due Landlord as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement by Landlord shall be limited to a suit for damages and/or injunction. Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees on the Property written notice and a reasonable period of time in which to cure any alleged default.

     e) TENANT HEREBY WAIVES ANY RIGHT IT OR ITS SUCCESSORS OR ASSIGNS MAY HAVE TO A JURY TRIAL IN ANY LITIGATION BETWEEN LANDLORD AND TENANT ARISING OUT OF OR RELATING TO THIS LEASE. TENANT ACKNOWLEDGES THAT THIS PROVISION WAS A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

29. TENANT'S PROPERTY TAXES AND ASSESSMENTS. Tenant shall be liable for all taxes levied or assessed against the personal property, furniture fixtures and equipment placed by or used by Tenant in the Premises or as presently exists within the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or the Property or if the assessed value of the Property is increased by inclusion of the personal property, furniture, fixtures and equipment now located within the Premises or to be placed by Tenant in the Premises or used within the Premises by Tenant, Tenant shall promptly pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

30. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold and enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the Rent and other sums to be paid by Tenant hereunder and performs all of Tenant's covenants and agreements herein contained.

31.  Intentionally Deleted.

32. HOLDING OVER. In the event Tenant continues to occupy the Premises after the termination of this Lease (as it may be extended by written agreement of the Landlord and Tenant), Tenant covenants and agrees, throughout the entire holdover period, to pay monthly rent equal to twice the Base Rental for the last full month immediately preceding the termination of this Lease. No possession by Tenant after the expiration of the terms of this Lease shall be construed to extend the term of this Lease. Throughout any holdover period Tenant shall by deemed a tenant-at-sufferance.

33.  SUBORDINATION TO MORTGAGE.
     a) This Lease is and shall be subject and subordinate to any ground lease, mortgage, deed of trust or other lien created by Landlord, whether presently existing or hereafter arising upon all or any portion of the Property and to any renewals, refinancing and extensions thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any ground lease, mortgage, deed of trust or other lien now existing or hereafter placed upon all or any portion of the Property, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of such ground lease, mortgage, deed of trust or other lien as Landlord may request. Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instruments in Tenant's name, place and stead, it being agreed that such power is once coupled with an interest.

     b) Tenant agrees that it shall from time to time within fifteen (15) days after request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that:

       (i) This Lease is unmodified and in full force and effect or stating any modifications thereto;

      (ii) Stating the dates of which rent and other charges payable under this Lease have been paid;

     (iii) Stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default); and

      (iv) Further stating such other matters as Landlord or its mortgagee(s) shall reasonably require. Tenant shall, in the event of the sale or assignment of Landlord's interest in all or any portion of the Property or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, or transfer in lieu of foreclosure of any mortgage, or other lien made by Landlord covering the Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease and Tenant agrees that such purchaser shall not be liable for any prior act, omission or default by Landlord or subject to any offset or defenses Tenant may have against Landlord.

34. LANDLORD'S LIEN. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums to be paid by Tenant herein and for the performance by Tenant of all of Tenant's obligations hereunder. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative with Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to perfect, continue or further protect Landlord's security interest. In the event Landlord retakes possession of the Premises in exercise of Landlord's rights hereunder, Landlord may remove any personal property located on the Premises and place same in storage without notice or liability to Tenant for such removal. Such property may be placed in a commercial storage facility in the name of Tenant and Tenant shall be liable for the cost of such removal and storage as additional rent hereunder. In the event Tenant does not pay the storage costs, the property stored may be abandoned by Landlord which shall have no obligation and no liability for declining to pay such costs or to protect such property. The foregoing rights shall be in addition to Landlord's claim for Landlord's lien and Landlord's rights under Chapter 715 Florida Statutes.

35. ATTORNEY'S FEES. The parties hereto agree that the prevailing party shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs incurred in litigation between the parties hereto arising out of or related to this Lease. The term attorneys' fees and costs as used in this Lease shall mean such costs at all levels from pretrial through final appeal.

36. NO IMPLIED WAIVER. The failure of Landlord to insist at any time upon the strict performance of any covenant or to exercise any right or remedy in this Lease shall not be construed as a waiver thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or at law or equity.

37. LIMITATION OF LIABILITY. The liability of Landlord for any default by Landlord under this Lease shall be limited to the interest of Landlord in the Property. Tenant agrees to look solely to such interest for the satisfaction thereof and neither Landlord nor any of its partners shall be personally liable for any obligations hereunder.

38. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, apply the Security Deposit to arrearage of rent or to the cost of performing any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application(s) shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

39. NOTICE. Any notice or demand given pursuant to this Lease must be in writing and be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person or by commercial overnight courier service to such party to be notified at the address stated in this Lease or such other address of which notice has been given to the other party in accordance with the terms of this Paragraph 40. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited. Notwithstanding any provision of this Lease to the contrary however, Landlord may always give Tenant notice by addressing or delivering same to the Premises. Until further notice, the addresses for the parties shall be as follows:

     As to Landlord:               ATRIUM AT CLEARWATER, LIMITED
                                   c/o Mackey/Krumm Ventures, Incorporated
                                   921 Chatham Lane, Suite 110
                                   Columbus, OH  43221-2458
                                   Attn:  Walter J. Mackey, Jr.

     With copies to:          (1)  Walter J. Mackey, Jr.
                                   Centurion Tower, Suite 805
                                   1601 Forum Place
                                   West Palm Beach, FL  33401

     As to Tenant                  DIGITAL LIGHTWAVE, INC.
                                   601 Cleveland Street, Suite 500
                                   Clearwater, Florida 34615


40. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

41. RECORDATION. Tenant agrees not to record this Lease or any memorandum hereof, but Landlord may record this Lease or a memorandum thereof, at its sole election, and Tenant agrees to execute such memorandum upon request by Landlord.

42. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.

43. TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

44. FORCE MAJEURE. Whenever a time period is herein prescribed for Landlord or Tenant to take action, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of either Landlord or Tenant.

45. TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises, and, in such event and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations. However, Landlord shall remain liable for any adjudicated judgment in favor of Tenant provided such judication has been rendered prior to such transfer.

46. BROKERS. Landlord and Tenant represent and warrant to each other that neither of them has employed, engaged, or consulted with any broker in connection herewith except for
__N/A______________________________________________  ("Broker").  Landlord and

Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising out of any breach of the foregoing representation and warranty. Landlord has agreed to pay Broker a commission in accordance with a separate written agreement.

47. EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant until or unless it has been fully executed by both Tenant and Landlord.

48. CAPTIONS. The paragraph captions used herein are for convenience and reference only.

49. JOINT AND SEVERAL LIABILITY OF TENANT. If there is more than one person comprising Tenant, the obligations imposed upon Tenant hereunder shall be joint and several. If there is a guarantor or guarantors of Tenant's obligations hereunder, Landlord need not first proceed against Tenant before proceeding against any such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, any amendment to this Lease, any waiver of any provision hereof or the failure to give such guarantor any notice hereunder.

50. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no terms, understandings, representations or warranties, express or implied, other than those set forth herein. All prior communications, negotiations, representations, agreements and understanding, whether oral or written, between the parties hereto are merged herein.

51. AMENDMENTS. This Lease may not be modified or amended, except by an instrument in writing and signed by both parties hereto.

52. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its heirs, personal representatives, successors and, to the extent assignment is permitted under the provisions hereof, Tenant's assigns.


53. OPTION TO EXTEND TERM. The Landlord hereby grants to the Tenant the right to renew this Lease for ONE (1) additional period(s) of THREE (3) years (each), which right shall be conditional upon the Tenant's satisfying all the following conditions:

     a) The option(s) for renewal must be exercised with written notice of that intention delivered to Landlord not less than 180 days to the expiration of the initial lease term or the expiration of any preceding option period, if more than one option period is granted herein. If written notice is not received by Landlord within the foregoing time period, the option to extend shall be considered null and void.

     b) The option(s) to renew granted herein is only exercisable in the event that the Tenant is not n default of the Lease or in the performance of any of the terms and conditions of this Lease at the time of exercise or the option and at the commencement date of the option term.

     c) If the option to renew is exercised, all of the conditions in the Lease shall remain the same, with the following exception:

          The Base Rent shall be increased by five percent (5%) for each year of the Option Period over the monthly Base Rental payable for the preceding one year period.

54.  RIGHT OF FIRST OFFER. DURING THE INITIAL SIX (6) MONTHS OF THE

LEASE TERM, LANDLORD SHALL GRANT TENANT AN EXCLUSIVE RIGHT OF FIRST OFFER (THE "OFFER RIGHT") TO ANY VACANT AREA ON THE FIFTH FLOOR, OF THE PREMISES (THE "OFFERED PREMISES"), AS BOTH ARE SET FORTH ON EXHIBIT "E" ATTACHED HERETO, PURSUANT TO THE FOLLOWING TERMS AND CONDITIONS, AND FOR THE REMAINDER OF THE three (3) years of the Lease term, Landlord shall grant Tenant a Right of First Offer (the "Offer Right") to any vacant area on the FIFTH floor, of the Premises (the "Offered Premises"), as both are set forth on Exhibit "E" attached hereto, pursuant to the following terms and conditions:

     a) Upon Landlord commencement of bona fide negotiations with a prospective tenant (the "Prospective Tenant") for all or any portion of the Offered Premises, Landlord shall notify Tenant in writing ("Offer Notice") of Landlord's intent to lease any portion of such Offered Premises, and Tenant shall have ten (10) days from receipt of the Offer Notice to exercise its Offer Right by delivery of written notice to Landlord of its commitment to lease such Offered Premises per the terms and conditions as set forth in the Offer Notice.

     b) Tenant shall only exercise its Offer Right if it intends to fully occupy, lease and use all of the Offered Premises for the conduct of its business.

     c) Tenant's failure to notify Landlord of its commitment to lease any portion of such Offered Premises and so exercise its Offer Right for such portion of the Offered Premises shall render such Offer Right null and void, and of no further force and effect for this particular portion of the Offered Premise provided such Prospective Tenant finalizes a lease on the Offered Premises within six (6) months of delivery of the Offer Notice to Tenant on substantially similar terms to those set for in the Offer Notice for such Offered Premises.

     d) Tenant's rights to the Offered Premises occupied by _N/A__________ are subordinate to __N/A__________ s renewal rights.

     e) If the Offer Notice includes a proposed lease term which extends beyond the Lease Term as set forth herein, the Tenant shall be obligated to extend the Lease Term for the Premises defined herein to a date which is the same termination date as defined in the Offer Notice and this extension of the Lease Term herein shall be a condition precedent to Tenant's right to lease either or both of the Offered Premises as referred to herein. Furthermore, if one or more of the TWO (2) year renewal periods (as granted in paragraph 53 above) shall be unexercised as of the date of this Offer Right is exercised, then any unexercised Option(s) to extend shall be deferred until the end of the lease term as extended according to the requirements of this paragraph 54.

     f) LANDLORD AND TENANT ACKNOWLEDGE THAT LANDLORD WILL NOT RENT ANY SPACE ON THE FIFTH (5TH) FLOOR TO ANY OTHER TENANT FOR THE FIRST SIX MONTHS AFTER THE COMMENCMENT DATE AND THIS IS THE DEFINITION OF "EXCLUSIVE RIGHT OF FIRST OFFER" AS WRITTEN ABOVE.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts on the day and year first above written.


WITNESSES:                                   TENANT:
                                             DIGITAL LIGHTWAVE, INC.



/s/                                    By:/s/
- ----------------------------              -----------------------------------

/s/                                     As:/s/
- ----------------------------               ------------------------------------


WITNESSES:                                   LANDLORD:
                                             ATRIUM AT CLEARWATER, LIMITED
                                             a Florida Limited Partnership


/s/                                          By:/s/
- ----------------------------                    -------------------------------
                                                Walter J. Mackey, Jr., Vice
                                                President

/s/                                          Atrium at Clearwater, Incorporated,
- ----------------------------                 General Partner


EXHIBITS ATTACHED:

"A" Real Property Description
"A-1" Site Plan
"B" Floor Plan of Premises
"C" Work Letter
"C-1" Description of Additional Work
"D" Rules and Regulations
"E" Floor Plan of Premises and Offered Premises
"F" Radon Gas Disclosure